FRP HOLDINGS, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

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FRP HOLDINGS, INC. ANNOUNCES RESULTS FOR THE SECOND QUARTER ENDED MARCH 31,
2015 FOLLOWING THE COMPLETION OF THE SPIN-OFF OF ITS TRANSPORTATION BUSINESS ON JANUARY 30, 2015

Jacksonville, Florida; May 6, 2015 - Today, the Company reported net income from continuing operations of $845,000 or $.09 per share, a decrease of $467,000 or 36%, versus $1,312,000 or $.14 per diluted share in the second quarter last year. The Company reported net income from continuing operations of $1,976,000 or $.20 per diluted share in the first six months of fiscal 2015, a decrease of $502,000 or 20%, compared to net income of $2,478,000 or $.26 per diluted share in the same period last year. On January 30, 2015, FRP Holdings, Inc. (the "Company" NASDAQ-FRPH) completed the spin-off of its transportation business into a new, separately traded public company (NASDAQ-PATI) resulting in FRPH becoming a pure real estate company. As a result of the spin-off the former transportation segment of the Company is reported as a discontinued operation that cannot receive any corporate overhead allocation. Hence, all corporate overhead of the transportation group through the date of the spin-off is included in "corporate expense" on the Company's consolidated income statements herein.

Second Quarter Consolidated Results of Continuing Operations. For the second quarter of fiscal 2015, consolidated operating profit was $2,159,000, a decrease of $310,000 or 12.6% compared to $2,469,000 in the same quarter last year. Total revenues for the Company were $8,948,000, up $941,000, or 12%, over the same quarter last year.

Our total cost of operations was up this quarter by $1,251,000. The increase in cost of operations was due in large part to (a) higher corporate expenses as the result of (i) higher accruals for corporate performance bonuses as the likelihood of achieving our corporate bonus targets was much lower in the year ago quarter, (ii) higher director compensation costs as the Company added an additional director to our Board, (iii) higher corporate medical claims costs in the quarter, and the negative impact of absorbing the portion of corporate expense attributable to the transportation business (b) $355,000 more in property tax expense as a result of adding additional assets to our portfolio and a $98,000 increase in the property taxes at Riverfront on the Anacostia Phases II-IV (under appeal); and (c) higher depreciation and operating expenses as the Company added buildings to our portfolio and incurred expenses in connection with environmental remediation at the Riverfront on the Anacostia Phase I property and exploratory work on the bulkhead at our 664E property located on the Anacostia River in Washington, DC. The 664E property is a 2 acre parcel just downriver from our Riverfront on the Anacostia property and is currently under lease to Vulcan Materials for use as a concrete batch plant.

During this quarter, the Company recorded an additional $100,000 environmental remediation expense in the second quarter of 2015 relating to Riverfront on the Anacostia Phase I and incurred a loss of $140,000 in equity in joint ventures $118,000 of which was a result of our 77% pro rata share of these additional remediation costs incurred within the joint venture.

The Company's interest expense increased by $310,000 this quarter due mostly to $131,000 expense associated with the early payoff of two mortgages and $229,000 less capitalized interest in this quarter

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versus the same quarter last year as a result of the completion of construction activities at Patriot and Hollander Business Parks that were on-going in the prior year second quarter.

Second Quarter Segment Operating Results.

Asset Management Segment:
------------------------
Rental revenues in this segment were $5,755,000, up from $5,177,000 in the same quarter last year due mainly to an increase in square feet occupied.
Cost of operations were up $461,000 due mainly to (i) adding additional square feet to this segment resulting in higher depreciation, operating expenses and property taxes partially offset by higher tenant reimbursements and (ii) higher corporate expenses due mainly to higher corporate bonus accruals and higher corporate medical claims. Operating profit this quarter was $2,951,000 versus $2,662,000 in the same quarter last year, an 11% increase.

Mining Royalty Lands Segment:
----------------------------
Royalty and rental revenues in this segment were $1,315,000, up $112,000, a 9.3% increase, due mainly to a 15% increase in tons mined this quarter versus the same quarter last year. Our operating profit was $941,000, up $62,000 versus the same quarter last year. The Company believes that volumes will increase at our locations as construction activity in Florida and Georgia improves. We continue to make slow progress on construction recovery following the "great recession".

Land Development and Construction Segment:
-----------------------------------------
Revenues in this segment were $283,000, up from $201,000 in the same quarter last year due mainly to higher reimbursements for property taxes on the Square
664E property.   Operating loss in this quarter was $879,000 versus a loss of
$468,000 in the same quarter last year. Operating expenses were up $147,000 in this period mainly as a result of exploratory work related to the bulkhead on the 664E property. Net property taxes were up $207,000 in the quarter due mainly to increased assessments at Riverfront on the Anacostia Phases II-IV (currently under appeal). Management company direct expense was up $78,000 as less of management's time was capitalized in this quarter as construction activities were completed at Patriot and Hollander business parks during the quarter.

First Six Months of Fiscal 2015 Consolidated Results of Continuing Operations. For the first six months of fiscal 2015, consolidated operating profit was $4,504,000, a decrease of $141,000 or 3% compared to $4,645,000 in the same period last year. For the six months ended March 31, 2015, total revenues for the Company were $17,250,000, up $2,014,000, or 13%, over the same period last year. This is mainly due to higher rental revenues from the Asset Management segment (up $1,353,000) as the Company continues to grow the size of our portfolio and execute on leasing available space. The Company also saw an increase in our Mining Royalties segment as volumes in that business are trending in a positive direction.

Our costs were up $2,155,000 due in part to a $799,000 increase in corporate expenses. The $799,000 increase in corporate expenses in the period was attributable to (i) a $184,000 increase in corporate expense unallocated to discontinued operations included in the Company's corporate expenses in this period versus the same period last year, (ii) $254,000 in one time spin-off costs, (iii) a $174,000 increase in director compensation mainly due to the addition of a director to our Board, (iv) $89,000 in bonus accruals and
(v) $64,000 in higher corporate medical claims. Additionally, our cost of operations are up due to (i) increased depreciation expense ($462,000)and higher property tax expense ($610,000) as a result of adding additional assets to our portfolio partially off-set by higher tenant reimbursements and an increased tax expense at Anacostia on the Riverfront Phases II-IV; and (ii) higher operating expenses

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($274,000) due in large part to the exploratory work on the bulkhead at 664E during this period and the environmental remediation expenses at Anacostia on the Riverfront Phase I.

Our interest expense is up $466,000 over the same period last year due to $131,000 expense associated with the early payoff of two mortgages and $424,000 less capitalized interest in this period versus the same period last year partially offset by lower interest costs on our outstanding debt due to lower balances.

First Six Months of Fiscal 2015 Segment Operating Results.

Asset Management Segment:
------------------------
Rental revenues in this segment were up $1,353,000 over the same period last year due mainly to an increase in square feet occupied. Cost of operations were up $792,000 due mainly to adding additional square feet to this segment resulting in higher property taxes and depreciation partially offset by additional tenant reimbursements and higher corporate expenses as a result of higher corporate executive bonus accruals and higher corporate medical claims this period versus the same period last year. Operating profit was $6,147,000 versus $5,192,000 in the same period last year, an 18% increase.

Mining Royalty Lands Segment:
----------------------------
Royalty and rental revenue in this segment were $2,635,000, up $187,000, a 7.6% increase, due mainly to a 16% increase in tons mined this period versus the same period last year. Operating profit was $1,940,000, up $122,000 over the same period last year. The Company believes that mining volumes will continue to increase at our locations as construction activity in Florida and Georgia continues to improve following the recession.

Land Development and Construction Segment:
-----------------------------------------
The Company reported an increase in the operating loss in this segment of $603,000 in the first six months of fiscal 2015 versus the same period last year on generally flat revenues. The increased loss is mainly due to (i) expenses associated with the exploratory program on the bulkhead at the 664E property ($142,000), (ii) higher property tax expense as a result of an increase on the assessment at Riverfront on the Anacostia (under appeal) and
(iii) $100,000 in expense associated with the environmental cleanup on Phase I of Riverfront on the Anacostia.

Summary and Outlook. With the successful completion of the Spin-off, the Company is focused on building shareholder value through our real estate holdings - mainly by growing our portfolio and converting non-income producing
assets into income production.    While our operating segments are improving,
in particular our Asset Management segment, our overall performance was diminished by the costs of the Spin-off, higher corporate overhead expenses, and a higher property tax assessment at Riverfront on the Anacostia.

The Company commenced construction of the first phase of the four phase Anacostia development in October 2015 with lease up scheduled in 2016 and 2017. We expect to close on the sale of Windlass Run Residential Phase II for $11,188,000 in August 2015. We are actively seeking replacement opportunities for these proceeds with the goal of adding income producing warehouse product to our portfolio. In this quarter we applied for vertical construction permits for a new Class A warehouse to be constructed in each of our Hollander (permit received) and Windlass Run business parks. The timing of commencement of construction on either building is yet to be determined. We continue to look for opportunities to add assets to our Mining Royalty Lands segment but locating, buying, and permitting high quality reserves such as ours is becoming increasingly difficult.

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Conference Call.   The Company will also host a conference call on
Thursday, May 7, 2015 at 10:00 a.m. (EDT). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-351-6806 (pass code 14028) within the United States. International callers may dial 1-334-323-7224 (pass code 14028). Computer audio live streaming is available via the Internet through the Company's website at www.frpholdings.com. You may also click on this link for the live streaming http://stream.conferenceamerica.com/frp050715. For the archived audio via the internet, click on the following link http://archive.conferenceamerica.com/archivestream/frp050715.wma. If using the Company's website, click on the Investor Relations tab, then select the earnings conference stream. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-0140. The passcode of the audio replay is 13099243. Replay options: "1" begins playback, "4" rewind
30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; levels of construction activity in the Company's markets; demand for flexible warehouse/office facilities; ability to obtain zoning and entitlements necessary for property development; interest rates; levels of mining activity; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

FRP Holdings, Inc. (FRP) is engaged in the real estate business through its subsidiaries FRP Development Corp. and Florida Rock Properties, Inc. FRP acquires, constructs, leases, operates and manages land and buildings to generate both current cash flows and long-term capital appreciation. FRP also owns real estate which is leased under mining royalty agreements or held for investment.

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                             FRP HOLDINGS, INC.
                             ------------------

                      CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands except per share amounts)
                                (Unaudited)


                                 THREE MONTHS ENDED        SIX MONTHS ENDED
                                     MARCH 31,                 MARCH 31,
                                  2015        2014          2015      2014
                                  ----        ----          ----      ----

Revenues:
  Rental revenue               $ 5,879       5,291        11,747    10,391
  Royalty and rents              1,315       1,203         2,635     2,448
     Revenue - reimbursements    1,754       1,513         2,868     2,397
                                ------      ------        ------    ------
Total Revenues                   8,948       8,007        17,250    15,236

Cost of operations:
  Depreciation, depletion and
    amortization                 1,878       1,693         3,761     3,299
  Operating expenses             1,755       1,487         2,669     2,395
  Property taxes                 1,234         879         2,329     1,719
  Management company indirect
    expenses                       442         403           794       784
  Corporate expenses             1,480       1,076         3,193     2,394
                                ------      ------        ------    ------
Total cost of operations         6,789       5,538        12,746    10,591

Total operating profit           2,159       2,469         4,504     4,645

Interest income                      -           -             -         1
Interest expense                  (620)       (310)       (1,065)     (599)
Equity in loss of joint
  ventures                        (150)        (31)         (180)      (63)
(Loss) gain on investment
  land sold                         (3)         22           (20)       78
                                ------      ------        ------    ------

Income from continuing
  operations before
    income taxes                 1,386       2,150         3,239     4,062
Provision for income taxes         541         838         1,263     1,584
                                ------      ------        ------    ------
Income from continuing operations  845       1,312         1,976     2,478

Gain from discontinued
  transportation operations,
  net of taxes                     516         392         2,179     1,566
                                ------      ------        ------    ------
Net income                     $ 1,361       1,704         4,155     4,044
                                ======      ======        ======    ======
Earnings per common share:
  Income from continuing operations-
    Basic                         0.09        0.14          0.20      0.26
    Diluted                       0.09        0.14          0.20      0.26
  Discontinued operations-
    Basic                         0.05        0.04          0.22      0.16
    Diluted                       0.05        0.04          0.22      0.16
  Net Income-
    Basic                         0.14        0.18          0.43      0.42
    Diluted                       0.14        0.18          0.42      0.42

Number of shares (in thousands)
   used in computing:
  -basic earnings per common
   share                         9,749       9,619         9,730     9,593
  -diluted earnings per common
   share                         9,818       9,707         9,813     9,690

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